Exhibit 99

Best Buy Holds Analyst and Investor Day to Provide Assessment of the Company

And to Outline Priorities to Reinvigorate Performance and Rejuvenate its Business

NEW YORK, November 13, 2012 - Best Buy Co., Inc. (NYSE:BBY), the leading multi-channel retailer of technology products and services, will outline today at an analyst and investor conference its priorities to strengthen its operational and financial performance.

Best Buy President and CEO Hubert Joly will share his assessment of Best Buy's situation and initial priorities.

“Since joining Best Buy three months ago, I have worked with management to undertake a candid assessment of our strengths and weaknesses. The great news is that Best Buy has amazing strengths on which to build. We are the leader in a growing and fragmented market and our market share has been stable or growing in most product categories. We have a highly skilled and engaged workforce that is passionate about customer service. We have a large customer base with 40 million active members in our loyalty program. And we have a unique and compelling value proposition, providing distinctive customer benefits - including access to the latest devices, impartial and knowledgeable advice, competitive prices, the convenience of a multi-channel shopping experience and expert support via our Geek Squad. This is a very strong platform on which to build.”

“That said, our recent performance has been unsatisfactory in a number of areas. While we are the 11th largest e-commerce player in the U.S. across all product categories, we have been too slow to capture our fair share of the online channel. While our customer satisfaction has been increasing in the last months, we have room for improvement. We have been suffering from a price perception issue. And, although our operating metrics are among the highest in the industry, our top line and bottom line performance have been declining. These trends, combined with the continued addition of stores well into the recession and the low returns achieved by certain acquisitions, have led to a decline in our return on invested capital.”

“Our goal is simple. It is for Best Buy to thrive as the preferred authority and destination for technology products and services. I am excited to unveil today some of our ideas on how we will achieve this.”

During the conference, Joly and members of Best Buy's management team will outline the five key priorities of the company's strategy - Renew Blue:

1.
Reinvigorate and rejuvenate the customer experience. The company's first priority is to continue to improve and evolve the customer experience across its channels, addressing their needs in a superior and unique fashion. The company's plans include:

•	Continuing to make operational progress in the experience it delivers to customers online, in physical stores and through its service organization.

•
Developing a leading edge, multi-channel shopping experience through a highly relevant and contemporized hub-and-spoke network. This will include better defining the company's brand identity and promise and evolving the design of its online platform and physical stores accordingly.

•	Putting the “pedal to the metal” in digital by investing in the shopping experience and leveraging its multi-channel assets.

•	Delivering a rich set of solutions and services and forging more engaged and rewarding relationships with customers by offering unique benefits and exclusive membership programs.

2.
Attract, grow, engage and inspire transformational leaders and energize the employees to deliver extraordinary results for all our stakeholders. Best Buy understands and appreciates the invaluable role played by its workforce - especially its “Blue Shirts” and Geek Squad agents - in winning and serving customers every day. It will continue to invest in their training and engagement in support of its strategic objectives. Best Buy will also invest in building a leading-edge set of digital capabilities to support its goal to be the true multi-channel leader.

3.
Work with vendor partners to innovate and drive value. Just as it must re-imagine its relationship with the consumer, Best Buy will work with vendor partners to innovate and continue to leverage its assets to be their preferred distribution partner.

4.
Increase the company's return on invested capital, based on an unrelenting focus on revenue growth, efficiency and disciplined capital allocation. The company has the opportunity to do this by driving the operational performance of the business and capturing key market opportunities. The company has the goal to enhance the return on its existing assets by increasing the revenue they produce and by taking unnecessary or unproductive costs out. Some of the tangible opportunities it will be pursuing include:

•
Driving higher comparable store sales by improving retail execution both online and across the company's stores, and by evolving the allocation of physical space across product categories to maximize revenue growth and profit contribution.

•
Achieving cost savings by optimizing the cost of goods sold and addressing general and administrative and non-product purchasing expenses. In addition, the company plans to optimize its store footprint on an ongoing basis, taking advantage of rationalization opportunities at the local market level, and aligning its retail network with its multi-channel strategy.

5.
Continue Best Buy's leadership role in positively impacting our world and making it a better place. The company plans to continue to do this through its electronics recycling efforts, its commitment to enhancing the lives of teenagers through access to technology and to the vitality of local communities in which we work and live.

Joly will outline that Best Buy aspires to achieve over time an operating margin of five to six percent and a return on invested capital of 13 to15 percent. In the short term, the company's goal will be to stabilize and then begin increasing its comparable store sales and operating margin.

The presentations will begin at 1:00 p.m. ET and will be broadcast live via the internet on Best Buy's investor relations website (www.investors.bestbuy.com).

Forward-Looking and Cautionary Statements:
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. A list and description of these risks, uncertainties and other matters can be found in the company's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy's Annual Report on Form 10-K filed with the SEC on May 1, 2012. Best Buy cautions that any forward-looking statements speak only as of the date they are made, and Best Buy assumes no obligation to update any forward-looking statement that it may make.

About Best Buy
Best Buy Co., Inc. (NYSE: BBY) is the global leader in consumer electronics with more than 1,400 locations, $50 billion in annual revenue and the 11th largest retail website. Our nearly 170,000 employees are committed to helping deliver the technology solutions that provide value, enabling access to people, knowledge, ideas and fun - whether online, in-stores and via their mobile devices. Our competitive prices, vast assortment of products and services, highly knowledgeable staff and industry leading physical and digital assets make us the best value for consumers. To learn more about Best Buy, visit us at www.investors.bestbuy.com. Shop us at http://www.bestbuy.com/ or stop by one of our stores to touch, test and try the latest technology. Find us on Facebook at https://www.facebook.com/bestbuy and follow us on Twitter at @BestBuy.

Investor Contacts:
Bill Seymour, Vice President, Investor Relations
(612) 291-6122 or bill.seymour@bestbuy.com

Mollie O'Brien, Director, Investor Relations
(612) 291-7735 or mollie.obrien@bestbuy.com

Media Contact:
Amy von Walter, Senior Director, Public Relations
(612) 291-4490 or amy.vonwalter@bestbuy.com

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